Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference  in the Registration Statement on Form S-8 (No. 333-149175) of Blue Square-Israel Ltd. (hereafter – “the Company”), of our report dated June 25, 2009, relating to the financial statements of the Company and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

/s/ Kesselman & Kesselman
Haifa, Israel	Kesselman & Kessellman
June 25, 2009	Certified Public Accountants (Isr.)